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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

K-SEA TRANSPORTATION PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	20-0194477
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
3245 Richmond Terrace Staten Island, New York	10303
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units representing limited partner interests	The New York Stock Exchange

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates (if applicable): 333-107084

        Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant's Securities to be Registered.

        A description of common units representing limited partner interests in K-Sea Transportation Partners L.P. (the "Registrant") will be set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Material Tax Consequences" in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-107084), initially filed with the Securities and Exchange Commission on July 16, 2003. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit
1
Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-107084), as filed with the Securities and Exchange Commission on July 16, 2003 and as subsequently amended (the "Form S-1 Registration Statement") —incorporated herein by reference.
2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
3	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.
4	Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.
	By:	K-SEA GENERAL PARTNER L.P., Its general partner
By: K-SEA GENERAL PARTNER GP LLC, Its general partner
Date: December 4, 2003	By:	/s/ JOHN J. NICOLA John J. Nicola Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit
1
Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-107084), as filed with the Securities and Exchange Commission on July 16, 2003 and as subsequently amended (the "Form S-1 Registration Statement") —incorporated herein by reference.
2	Certificate of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement.
3	Form of Second Amended and Restated Agreement of Limited Partnership of the Registrant—incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.
4	Specimen Unit Certificate for the Common Units—incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement.

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Item 1. Description of Registrant's Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
Exhibit Index